UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

August 12, 2009

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0000721693	4911-Electric Services	06628887
(Central Index Key)	(Standard Industrial Classification)	(Film Number)

Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(011) 86-29-8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 11, 2009 China Recycling Energy Corporation (the “Company”) filed a Current Report on Form 8-K announcing that it had delayed its engagement with Deloitte Touche Tohmatsu CPA Ltd. (“Deloitte”) until after the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2009, in order to ensure the timely filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2009 and due to the time required to transition from Goldman Parks Kurland Mohidin, LLP (“GPKM”), the Company’s previous independent registered public accounting firm, to Deloitte.  The Form 8-K also announced that the Company intended to continue its engagement with Deloitte upon the completion of the transition from GPKM to Deloitte during the third quarter of 2009.  The Company had previously engaged Deloitte as its independent registered public accounting firm on May 5, 2009 to replace GPKM and in that capacity to also perform reviews of the Company’s interim financial information beginning with the quarter ended June 30, 2009.  On August 12, 2009, the Company received a letter from Deloitte stating Deloitte’s view that the relationship between Deloitte and the Company had been terminated.

During the interim period from May 5, 2009 to August 12, 2009, no audits were performed by Deloitte and, therefore, no reports were issued that (i) contained an adverse opinion or disclaimers of opinion or (ii) were qualified or modified as to uncertainty, audit scope or accounting principles.

During the interim period from May 5, 2009 to August 12, 2009, there were no disagreements between the Company and Deloitte on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the financial statements, except the following:

•
the determination of fair value of the equipment and the consequent effect on sales revenue and lease interest income with regards to two leases that the Company entered into in 2007 and accounted for as sales-type leases;

•
the accounting treatment of a lease that the Company entered into in 2008 and accounted for as a sales-type lease and the consequent effect on amounts recorded by the Company as sales revenue and lease income;

•	the volatility assumption used by the Company in determining the grant date fair value of awards issued in November of 2007 of 3,000,000 stock options under its 2007 Nonstatutory Stock Option Plan;

•
the accounting treatment for the cancellation and subsequent reissuance in 2008 of 3,000,000 stock options under the Company’s 2007 Nonstatutory Stock Option Plan and the proper classification of such awards as equity or liability awards; and

•
the accounting treatment for a 2008 amendment to a convertible note that was issued by the Company to certain investors in 2007, that the Company accounted as a conversion pursuant to the original terms of the first note and the issuance of a new convertible note, including the treatment of the unamortized amount of the beneficial conversion feature recognized by the Company upon the issuance in 2007.

The Board of Directors discussed the subject matter of these disagreements with Deloitte and has authorized Deloitte to respond fully to the inquiries of GPKM concerning such matters.

During the interim period from May 5, 2009 to August 12, 2009, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.  Deloitte issued no audit reports on the Company’s consolidated financial statements.

The Company provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company has requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein as soon as possible.  The Company will file the letter from Deloitte as an amendment to this Report within two business days of receipt.

On August 13, 2009, the Board of Directors of the Company approved the engagement of GPKM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, replacing Deloitte in that role.

In deciding to engage GPKM, the Board of Directors reviewed auditor independence and existing commercial relationships with GPKM, and concluded that GPKM has no commercial relationship with the Company that would impair its independence. During the fiscal years ended December 31, 2008, and December 31, 2007, respectively, and in the subsequent interim period through August 13, 2009 neither the Company nor anyone acting on its behalf has consulted with GPKM on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K other than in its capacity as the Company’s independent registered public accounting firm during the fiscal years ended December 31, 2008, and December 31, 2007, respectively, and in the interim period of January 1, 2009 through May 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: August 18, 2009	/s/ Xinyu Peng
Xinyu Peng Chief Financial Officer